SECOND AMENDMENT TO THE
DISTRIBUTION AGREEMENT

THIS SECOND AMENDMENT dated as of the 14th day of May, 2015, to the Distribution Agreement dated as of June 21, 2007, as amended December 6, 2012 (the “Agreement”) is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and Quasar Distributors, LLC, a Delaware limited liability company (the “Distributor.”)

WHEREAS, the parties to the Agreement desire to amend the Agreement in the manner set forth herein;

WHEREAS, the parties to the Agreement desire to amend the series of the Trust to amend fees; and

NOW THEREFORE, pursuant to section 11 of the Agreement, the parties hereby amend the Agreement as follows:

Exhibit B of the Agreement, the fees of the Agreement, shall be amended and replaced in its entirety by the Amended Exhibit B (“Amended Exhibit B”) attached herein.

The Agreement, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date first above written.

ADVISORS SERIES TRUST	QUASAR DISTRIBUTORS, LLC

By: /s/ Douglas G. Hess	By:/s/ James Schoenike

Printed Name: Douglas G. Hess	Printed Name: James Schoenike

Title: President	Title: President

Huber

Amended Exhibit B
 to the Distribution Agreement – Advisors Series Trust

Multiple Series Trust QUASAR DISTRIBUTORS, LLC REGULATORY DISTRIBUTION SERVICES FEE SCHEDULE effective at May 1, 2015

Regulatory Distribution Annual Services Per Fund*
▪ 1 basis point per year for the first $[   ]
▪ .5 basis point per year over $[   ]
▪ Minimum annual fee – $[   ] per fund
Default sales loads and distributor concession, if applicable, are paid to Quasar.
Standard Advertising Compliance Review
▪ $[   ] per communication piece for the first 10 pages (minutes if audio or video); $[   ] per page (minute if audio or video) thereafter.
▪ $[   ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[   ] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Expedited Advertising Compliance Review
▪ $[   ] for the first 10 pages (minutes if audio or video); $[   ] per page (minute if audio or video) thereafter, 24 hour initial turnaround.
▪ $[   ] FINRA filing fee per communication piece for the first 10 pages (minutes if audio or video); $[   ] per page (minute if audio or video) thereafter. FINRA filing fee subject to change. (FINRA filing fee may not apply to all communication pieces.)

Licensing of Investment Advisor’s Staff (if required)
▪ $[   ]per year per registered representative
▪ Quasar is limited to these licenses for sponsorship:  Series, 6, 7, 24, 26, 27, 63, 66
▪ $[   ] per FINRA designated branch location
▪ Plus all associated FINRA and state fees for registered representatives, including license and renewal fees.

Fund Fact Sheets
▪ Design - $[   ] per fact sheet, includes first production
▪ Production - $[   ] per fact sheet per production period
▪ All printing costs are out-of-pocket expenses, and in addition to the design fee and production fee.
▪ Web sites, third-party data provider costs, brochures, and other sales support materials – Project priced via Quasar proposal

Out-of-Pocket Expenses
Reasonable out-of-pocket expenses incurred by the Distributor in connection with activities primarily intended to result in the sale of shares, including, but not limited to:
▪ Typesetting, printing and distribution of prospectuses and shareholder reports
▪ Production, printing, distribution, and placement of advertising, sales literature, and materials
▪ Engagement of designers, free-lance writers, and public relations firms
▪ Postage, overnight delivery charges
▪ FINRA registration fees/other costs to fulfill regulatory requirements
▪ Record retention (Including RR email correspondence if applicable)
▪ Travel, lodging, and meals

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

(signature on the following page)

Huber

Amended Exhibit B (continued)
 to the Distribution Agreement – Advisors Series Trust

Advisor’s Signature below acknowledges approval of the fee schedules on this Amended Exhibit B.

Huber Capital Management, LLC

By: /s/ Gary Thomas                                                       Printed Name: Gary Thomas

Title: CCO                                                                         Date: _________________________